Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

95-3571558
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

400 South Hope Street Suite 500 Los Angeles, California	90071
(Address of principal executive offices)	(Zip code)

The Bank of New York Mellon Trust Company, N.A.

Legal Department

225 Liberty Street

New York, New York 10286

212-635-1270

(Name, address and telephone number of agent for service)

TEMPUR SEALY INTERNATIONAL, INC.

(Exact name of obligor as specified in its charter)

Delaware	33-1022198
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

1000 Tempur Way Lexington, Kentucky	40511
(Address of principal executive offices)	(Zip code)

5.500% Senior Notes due 2026

Guarantees of 5.500% Senior Notes due 2026

(Title of the Indenture Securities)

Table of Guarantor Co-Registrants

Name	State or Other Jurisdiction of Incorporation/ Formation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Tempur World, LLC	Delaware	2510	61-1364709
Tempur-Pedic Management, LLC	Delaware	2510	26-2807648
Tempur-Pedic North America, LLC	Delaware	2510	20-0798531
Tempur-Pedic Technologies, Inc.	Delaware	2510	20-8165334
Tempur Production USA, LLC	Virginia	2510	61-1368322
Cocoon International Sales, LLC	Delaware	2510	33-1069158
Tempur-Pedic Manufacturing, Inc.	Delaware	2510	26-2821802
Tempur-Pedic Sales, Inc.	Delaware	2510	26-2821774
Tempur Retail Stores, LLC	Delaware	2510	61-1666069
Tempur Sealy International Distribution, LLC	Delaware	2510	46-4713308
Sealy Corporation	Delaware	2510	36-3284147
Sealy Mattress Corporation	Delaware	2510	20-1178482
Sealy Mattress Company	Ohio	2510	34-0439410
Ohio-Sealy Mattress Manufacturing Co.	Georgia	2510	58-1186228
Sealy Mattress Company of Kansas City, Inc.	Missouri	2510	44-0523533
Sealy Mattress Company of Illinois	Illinois	2510	36-1853967
A. Brandwein & Co.	Illinois	2510	36-2525330
Sealy Mattress Company of Albany, Inc.	New York	2510	14-1325596
Sealy of Maryland and Virginia, Inc.	Maryland	2510	52-1192669
Sealy of Minnesota, Inc.	Minnesota	2510	41-1227650
Sealy, Inc.	Ohio	2510	34-1439379
The Ohio Mattress Company Licensing and Components Group	Delaware	2510	36-1750335
Sealy Mattress Manufacturing Company, Inc.	Delaware	2510	36-3209918
Sealy Technology LLC	North Carolina	2510	56-2168370
Sealy Mattress Company of Puerto Rico	Ohio	2510	34-6544153
Sealy Texas Management, Inc.	Texas	2510	75-1491047
Sealy US Sales, LLC	Delaware	2510	32-0480178

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

3-15.	Not applicable.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A. (Exhibit 1 to Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-3 File No. 333-121948 and Exhibit 1 to Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-3 No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-3 File No. 333-152875).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-3 File No. 333-152875).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-3 File No. 333-152875).

6.	The consent of the trustee required by Section 321(b) of the Act.

7.	A copy of the latest report of condition of the trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois on the 5th day of August, 2016.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Richard Tarnas
Name: Richard Tarnas
Title: Vice President

EXHIBIT 6

CONSENT OF THE TRUSTEE

Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of Tempur Sealy International, Inc., The Bank of New York Mellon Trust Company, N.A. hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Richard Tarnas
Richard Tarnas
Vice President

Chicago, Illinois

August 5, 2016

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 400 South Hope Street, Suite 500, Los Angeles, CA 90071

At the close of business March 31, 2016, published in accordance with Federal regulatory authority instructions.

Dollar amounts in thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	3,785
Interest-bearing balances	377,955
Securities:
Held-to-maturity securities	0
Available-for-sale securities	616,663
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	0
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	10,952
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	856,313
Other intangible assets	70,697
Other assets	121,423

Total assets	$2,057,788

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LIABILITIES

Deposits:
In domestic offices	509
Noninterest-bearing	509
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	0
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	289,496
Total liabilities	290,005
Not applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,122,532
Not available
Retained earnings	643,735
Accumulated other comprehensive income	516
Other equity capital components	0
Not available
Total bank equity capital	1,767,783
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,767,783

Total liabilities and equity capital	2,057,788

I, Matthew J. McNulty, CFO of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Matthew J. McNulty         )                 CFO

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Antonio I. Portuondo, President	)
William D. Lindelof, Director	)	Directors (Trustees)
Alphonse J. Briand, Director	)

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